Exhibit 10.21

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.
(a Delaware corporation)
CONVERTIBLE PROMISSORY NOTE
(the “Note”)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THESE SECURITIES UNDER THE SECURITIES ACT OF 1993, AS AMENDED, AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND APPLICABLE LAWS.

$1,000,000	April 28, 2004

FOR VALUE RECEIVED, Universal Access Global H Inc., a corporation organized under the laws of the State of Delaware (the “Company”), promises to pay to the order of Lafayette Business Park, LLC (the “Holder”), the principal sum of One Million Dollars ($1,000,000), in legal and lawful money of the United States of America. Payment for all amounts due hereunder shall be made at the principal office of Holder at the address of Holder set forth below, or such other address as the Holder may hereafter direct in writing.

This Convertible Promissory Note is being delivered to Holder in connection with the execution by the Company and Holder of that Agreement (the “Agreement”) dated of even date herewith relating to the termination of the lease dated April 1, 1999 by and between Holder and the Company’s wholly-owned subsidiary, Universal Access, Inc., for the property commonly known as 1900 Lafayette Street, Santa Clara, California and the lease dated August 31, 1999 by and between Holder and Universal Access, Inc. for the property commonly known as 1940 Lafayette Street, Santa Clara, California.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note agrees:

1.             Interest/Debt Service.  Except as provided in Section 3.1 below, this Note shall be non-interest bearing. Unless this Note is prepaid or converted as provided herein, the unpaid principal amount of this Note shall be due and payable in one lump sum on the second anniversary of the date first set forth above (the “Maturity Date”).

2.             Events of Default.  The occurrence of any of the following events shall constitute an event of default under the Note (an “Event of Default”):

2.1           Failure to Pay.  The Company shall fail to pay the principal due on the Maturity Date as required under the terms of this Note and such default shall continue for a period of more than five (5) business days after notice thereof to the Company.

2.2           Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated in full or in part, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

2.3           Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed, discharged or stayed within ninety (90) days of commencement, or any action under the laws of the state of the Company’s organization analogous to any of the foregoing shall be taken with respect to the Company and shall continue undismissed, or unstayed and in effect, for a period of ninety (90) days.

3.             Remedies.

3.1           Default Interest. From and after the occurrence of an Event of Default, which remains uncured after the expiration of any applicable cure period, then from the date of any such default and during the continuance thereof, this Note shall bear interest at the default rate (hereafter the “Default Rate”) of ten percent (10%) per annum. This Note shall continue to bear interest at the Default Rate until such time as the default shall have been fully cured.

3.2           Acceleration.  Upon the occurrence of an Event of Default referred to above, the principal amount then outstanding under this Note shall, upon notice to the Company by Holder, be paid in cash immediately to the Holder within a period not exceeding seven (7) days from the date of notice without other or further presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

3.3           Cumulative Remedies. Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount and interest, if any, of this Note plus reasonable expenses of collection, including, without limitation, attorneys’ fees and expenses.  No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

4.             Waivers.  Unless otherwise specifically set forth in this Note, the Company and each surety, endorser, guarantor and other person liable upon this Note waives (i) all  notices, demands and presentments for payments, and (ii) all notices of non-payment, default, intention to accelerate maturity, acceleration of maturity, protest and dishonor.

5.             Prepayment. The Company shall have the right to prepay all or any part of the outstanding principal balance of this Note, at any time upon providing ten (10) business days’ prior notice to the Holder, by wire transfer or delivery of good funds to Holder.

6.             Conversion Rights.

6.1           Voluntary Conversion.  The Holder of this Note has the right, at the Holder’s option, at any time, to convert this Note in accordance with the provisions of Section 6.2 hereof, in whole or in part, into fully paid and nonassessable shares of common stock of the Company (the “Common Stock”).  The number of shares of Common Stock of the Company into which this Note may be converted (“Conversion Shares”) shall be determined by dividing the outstanding principal and interest, if any, elected by the Holder to be converted, by the Conversion Price (as defined below) in effect at the time of such conversion.  The “Conversion Price” shall be equal to $2.50, subject to adjustment as provided in Section 7 below.

6.2           Conversion Procedure.  The Holder may convert this Note as provided in Section 6.1 by delivering to the Company a Notice of Exercise (attached hereto) and surrendering this Note, duly endorsed, to the Company at its principal corporate office. The Company shall, as soon as practicable, thereafter, and at its expense, issue and deliver at such office to the Holder of this Note a certificate or certificates representing the Conversion Shares and, to the extent the Notice of Exercise specifies a conversion of this Note in part and not in whole, the Company shall deliver to Holder a replacement convertible promissory note (in form and substance similar to this Note) for the amount of principal and interest, if any, that remains outstanding after giving effect to the conversion of the principal and interest, if any, specified in the Notice of Exercise (a “Replacement Note”).  Holder acknowledges that the certificates for the Conversion Shares and Replacement Note, if any, will be legended, if and as required by applicable state and federal securities laws.  Such conversion shall be deemed to have been made on the date of the Company’s receipt of the Notice of Exercise, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date.

6.3           Automatic Conversion. Upon the occurrence of a Change in Control Event (defined below) that will result in the shareholders of the Company being entitled to receive compensation (whether payable in cash, property or a combination thereof) having a fair market value equal to or greater than $3.00 per share, subject to adjustment as provided in Section 7.3 (the “Per Share Price”), then the outstanding principal and interest, if any, of this Note shall convert automatically into Conversion Shares at the Conversion Price. Such conversion shall be deemed to occur immediately prior to the closing of the Change in Control Event and the Holder shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date. A “Change in Control Event” shall mean: (1) the consummation of a merger or consolidation of the Company; or (2) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (3) the liquidation, dissolution or winding up of the Company.

6.4           Mechanics and Effect of Conversion.  No fractional Conversion Shares shall be issued upon conversion of this Note.  In lieu of the Company’s issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder cash in the amount of such fractional amount. Upon full conversion of the Note, the Company shall deliver (i) stock certificates representing ownership of the Conversion Shares, and (ii) a check payable to the Holder for any fractional amount. Upon full conversion of this Note and timely performance by the Company of its obligations related to such conversion, the Company shall be forever released from all of its obligation and liabilities under this Note.

7.             Adjustments to Conversion Price.

7.1           Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another corporation when the Company is not the surviving corporation (other than a merger or consolidation that results in an automatic conversion as described in Section 6.3), then, as part of such merger or consolidation, lawful provision shall be made so that the Holder, as the holder of this Note, shall thereafter be entitled to receive upon conversion of this Note, during the period specified herein and upon payment of the aggregate Conversion Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the Holder as the holder of the Conversion Shares deliverable upon conversion of this Note would have been entitled in such merger or consolidation if this Note had been exercised immediately before such merger or consolidation.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Note with respect to the rights and interests of the Holder as the holder of this Note after the merger or consolidation.  This provision shall apply to successive mergers or consolidations.

7.2           Reclassification, Recapitalization, etc.  If the Company at any time shall, by reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such subdivision, combination, reclassification or other change.

7.3           Split, Subdivision or Combination of Common Stock.  If the Company, at any time while this Note remains outstanding, shall split, subdivide or combine the securities as to which conversion rights under this Note exist, the Conversion Price and Per Share Price shall be proportionately increased or decreased as appropriate to adjust for the split, subdivision or combination.

8.             Registration Rights.

8.1           Piggyback Registration. If at any time the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a public offering of the Company’s Common Stock (other than a registration statement relating to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 or similar or successor form thereto relating to a business combination or similar transaction permitted to be registered on such Form S-4, and a registration on Form S-8 or similar or successor form thereto relating to the sale of securities to participants in a stock or employee benefit plan) while any Conversion Shares are issuable pursuant to this Note or are outstanding, the Company shall give the Holder prior written notice of the filing of such registration statement (a “Piggyback Registration”) at the address that appears on the records of the Company.  The notice shall offer to include in the registration statement any or all of the Registrable Shares (as defined below).   The Holder shall have until the 15th day after receipt of such notice to send to the Company a written request that shall specify the number of Registrable Shares which the Holder desires to have included in the registration statement. Subject to Section 8.2 and the proviso below, the Company shall include in the filing for registration under the Securities Act, the aggregate number of Registrable Shares which the Holder requested to be included in such filing concurrently with the registration of such other securities, all to the extent required to permit the public offering and sale of the Registrable Shares; provided, however, that if the registration statement pursuant to which the Holder is exercising its rights pursuant to this Section 8.1 is being filed by the Company as a result of a demand received by the Company from shareholders (each a “Demanding Shareholder”) exercising their demand registration rights pursuant to the Registration Rights Agreement dated July 23, 2003 (the “Registration Rights Agreement”) by and among the Company, CityNet Telecommunications, Inc. (“CityNet”) and each party executing a Joiner Agreement, then the aggregate number of Registrable Shares that may be registered by the Holder pursuant to such registration statement shall be limited to that number of shares equal to the product of: (1) the aggregate Registrable Shares, multiplied by (2) a fraction, the numerator of which shall be the aggregate amount of shares of Common Stock being requested to be registered by the Demanding Shareholders, and the denominator of which shall be the aggregate amount of “Registrable Shares” (as defined in the Registration Rights Agreement) held by the Demanding Shareholders.  If any Piggyback Registration results from a demand by a Demanding Shareholder, the Company shall so advise the Holder as part of the notice given pursuant to this Section 8.1. The Company will use its reasonable efforts through its officers, directors, auditors, and counsel to cause the registration statement to become effective as promptly as reasonably practicable.

“Registrable Shares” shall mean (i) any shares of Common Stock issuable to the Holder upon the conversion of all or any portion of this Note, and (ii) any other securities issued or issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, sale of assets or other reorganization, provided, however, that shares of Common Stock shall cease to be Registrable Shares at the time that (i) such shares are eligible to be sold by the Holder pursuant to Rule 144(k) promulgated under the Securities Act, or (ii) such shares have been sold by the Holder in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect to such shares are removed upon the consummation of such sale.

8.2           Underwritten Offering. If any Piggyback Registration involves an underwritten offering, the Company shall so advise the Holder as part of the notice given pursuant to Section 8.1.  The Company shall (together with all other holders of Common Stock proposing to distribute their securities through such underwriting), if requested by the underwriter, enter into an underwriting agreement in customary form with a managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.2, if the managing underwriter advises the Company in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Company and of any holder of securities (including the Holder) shall be reduced to a number deemed satisfactory by such managing underwriter or underwriters, provided, that the securities to be excluded shall be determined in the following sequence:

(a)                                  in the event the offering was demanded or proposed by or for the account of holders of securities of the Company (the “Proposing Holders”): (A) first, securities proposed to be offered for the account of the Company; (B) second, Registrable Shares requested to be registered by the Holder and securities requested to be registered by any other holders of securities of the Company other than (i) Proposing Holders or (ii) holders of “Registrable Shares” as that term is defined in the Registration Rights Agreement (the “CityNet Registrable Shares” and the holders of such shares shall be the “CityNet Holders”), on a pro rata basis (based upon the number of shares of Common Stock beneficially held by each such holder); (C) third, CityNet Registrable Shares held by the CityNet Holders, on a pro rata basis (based upon the number of CityNet Registrable Shares beneficially held by each such holder); and (D) fourth, securities held by the Proposing Holders, on a pro rata basis (based upon the number or of shares of Common Stock beneficially held by each such holder); and

(b)                                 in the event the offering was proposed by or for the account of the Company: (A) first, Registrable Shares requested to be registered by the Holder and securities requested to be registered by any other holders of securities of the Company other than CityNet Registrable Shares held by the CityNet Holders, on a pro rata basis (based upon the number of shares of Common Stock beneficially held by each such holder); (B) second, CityNet Registrable Shares held by the CityNet Holders on a pro rata basis (based upon the number of CityNet Registrable Shares beneficially held by each such holder); and (C) third, securities proposed to be offered for the account of the Company.

8.3           No Liability. Nothing in this Note shall create any liability on the part of the Company to the Holder if the Company, in its sole discretion, should decide not to file a Registration Statement proposed to be filed pursuant to Section 8.1 hereof or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that the

Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

8.4           Expenses of Registration. All Registration Expenses (defined below) incurred in connection with a Piggyback Registration shall be borne by the Company. All Selling Expenses (defined below) incurred in connection with a Piggyback Registration shall be borne by Holder for the Registrable Shares so registered. For purposes of this Section 8.4:

(a)                                  “Registration Expenses” shall mean all expenses incurred by the Company in connection with a Piggyback Registration, including, without limitation, (i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, (iii) printing expenses, (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required) and all other persons retained by the Company in connection with such Piggyback Registration, and (vii) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities.

(b)                                 “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Shares in the Piggyback Registration and all fees and disbursements of any special counsel (other than the Company’s regular counsel) of the Holder.

8.5           Qualification for sale. In connection with a Piggyback Registration, the Company shall use its reasonable best efforts to cause the Registrable Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 8.5 in which it is not otherwise required to qualify to do business.

8.6           Effectiveness. In connection with a Piggyback Registration, the Company shall prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement with respect to the Registrable Shares requested to be registered and use its reasonable best efforts to cause such registration statement to become effective, and shall keep effective any Piggyback Registration and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit Holder to complete the offer and sale of the Registrable Shares covered thereby.  The Company shall in no event be required to keep any such Piggyback Registration in effect for more than twelve (12) months from the initial effective date of the Piggyback Registration; provided, however, that, if during the twelve (12) month period of effectiveness of the registration statement, the Company gives to the Holder a Blackout Notice pursuant to Section 8.7, the Company shall extend the effectiveness of the registration statement for the same time period as that set forth in the Blackout Notice.

8.7           Blackout Rights. Following the effective date of any registration statement filed pursuant to Section 8.1, the Company shall be entitled, from time to time, to notify the Holder to discontinue offers or sales of shares pursuant to such registration statement for Registrable Shares for the period of time stated in the written notice (the “Blackout Notice”), if the Company determines, in its reasonable business judgment, that the disclosure required in connection with the offers and sales of the Registrable Shares could materially damage the Company’s ability to successfully complete an acquisition, corporate reorganization, securities offering or other voluntary transaction undertaken by the Company (which information the Company would not be required to disclose at such time other than in connection with the Holder’s registration statement) that is material to the Company and its subsidiaries taken as a whole.  The time period for which the Holder must discontinue offers or sales of shares pursuant to a Blackout Notice shall be for any period the Company reasonably believes is necessary, and if, the Company is unable to determine the duration of such period at the time the Blackout Notice is issued, the Blackout Notice may state that the period extends “until the Holder is otherwise notified by the Company;” provided that the Blackout Notice may not exceed more than one hundred eighty (180) consecutive days within any period of three hundred sixty-five (365) consecutive days.  The Blackout Notice shall be signed by an authorized officer of the Company and shall certify the Company’s determination.  The Holder agrees that upon receipt of a Blackout Notice it shall discontinue offers or sales of Registrable Shares pursuant to any such registration statement for the period of time stated in the Blackout Notice.

8.8           Distribution of Registration Statement. In connection with Piggyback Registration, the Company shall promptly furnish to the Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Holder may reasonably request to facilitate the disposition of the Registrable Shares included in such registration.

8.9           Notification of Effectiveness. The Company shall notify the Holder promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

8.10         Other Notifications. The Company shall promptly notify the Holder at any time when the prospectus included in the Piggyback Registration, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Holder prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

8.11         Indemnification by Company. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8.11, but not be limited to, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Shares or (B) in any application or other document or communication (in this Section 8.11 collectively called an “Application”) executed by or on behalf of the Company and based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Shares under the Securities Act or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any Application, as the case may be.

If any action is brought against the Holder in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Holder shall promptly notify the Company in writing of the institution of such action (the failure to notify the Company within a reasonable time of the commencement of any such action, to the extent prejudicial to the Company’s ability to defend such action, shall relieve the Company of liability to the Holder pursuant to this Section 8.11 and the Company shall promptly assume the defense of such action, including the employment of counsel, provided that the Holder shall have the right to employ his or her own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Holder unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Holder shall have reasonably concluded that there may be one or more legal defenses available to him or her which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the Holder. Notwithstanding anything in this Section 8.11 to the contrary, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.  The Company shall not, without the prior written consent of the Holder, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respective of which indemnity may be sought hereunder, unless such settlement, compromise, consent, or termination includes an unconditional release of the Holder from all liability in respect of such action. The Company agrees promptly to notify the Holder of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Shares or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Shares.

8.12         Indemnification by Holder. The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Shares held by the Holder, to the same extent as the foregoing indemnity from the Company to the Holder in Section 8.11, but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any Application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder, for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be.  If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any Application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 8.12, the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Holder, by the provisions of Section 8.12.

8.13         Termination of Registration Rights. The covenants set forth in Section 8 of this Note shall terminate on the first date on which no Registrable Shares remain outstanding.

8.14         Lock-Up. The Holder hereby agrees that, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, the Holder shall not, directly or indirectly, sell or otherwise transfer any Registrable Shares during the same period (the “Market Standoff Period”) requested in writing by the managing underwriter and agreed to in writing by the Company and all of its executive officers, directors, greater than five percent shareholders of the Company and all other shareholders having shares registered pursuant to such registration statement; provided, however, that no shareholder shall be subject to the restrictions of this Section 8.14, if the shareholder beneficially owns less than 3% of the outstanding Common Stock of the Company (assuming conversion of all convertible securities of the Company beneficially owned by such shareholder) and if the shareholder is not at such time an affiliate (as defined below) of the Company or any of its directors and does not at such time have power to designate or select one or more members of the Board of Directors of the Company.  The Company may impose stop transfer instructions with respect to shares subject to the foregoing restrictions until the end of such Market Standoff Period. For purposes of this Section, an “affiliate” of a person (or entity) shall mean (i) any person or entity who directly or indirectly is in control of, is controlled by or is under common control with such first person (or entity); (ii) any person who is a director or executive (as defined in Rule 3b-7 promulgated under the Exchange Act) of such first person (or entity) described in clause (i) above; or (iii) any person who is an immediate family member of any person described in clause (ii) above.

9.             Reservation of Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal and interest, if any, of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

10.           Assignment.  This Note shall be binding upon the Company and its successors, assigns, heirs and representatives, and shall inure to the benefit of the Holder and its permitted successors and assigns.

11.           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder of this Note.  The Company hereby waives any and all defenses it may have to the enforcement by the Holder of this Note.

12.           Transfer of this Note or Securities Issuable on Conversion Hereof.  This Note may not be sold, transferred, assigned or otherwise disposed of by the Holder without the prior written consent of the Company which consent shall not unreasonably be withheld.  As a condition to the Company’s consent to any transfer, the Company may require the Holder to provide the Company with a written opinion, to the effect that such offer, sale, transfer or other distribution may be effected without registration or qualification (under any federal or state law then in effect) under any federal or state security act.

13.           Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received (i) when delivered, if delivered personally, (ii) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, and (iii) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, in each case addressed to a party at its address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith:

If to Company:	Universal Access Global Holdings Inc.
Attention: Chief Executive Officer
233 South Wacker Drive, Suite 600
Chicago, IL 60606
Telephone: (312) 660-5000

With a copy to:	Shefsky & Froelich Ltd.
Attention: Cezar M. Froelich
444 North Michigan Avenue, Suite 2500
Chicago, Illinois 60611
Telephone: (312) 527-4000

If to Holder:	Lafayette Business Park, LLC
Attention:

Telephone:

14.           No Shareholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholder for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company, and no distributions or dividends in cash or in kind shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

15.           Failure or Indulgency Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right of privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

16.           Attorneys’ Fees.  The Company shall pay all attorneys’ fees and other costs incurred by the Holder in enforcing the terms of this Note.

17.           Governing Law; Venue. The parties agree that this Note shall be governed by, interpreted and construed in accordance with the laws of the State of California, and the parties agree that any suit, action or proceeding with respect to this Note shall be brought in the courts of Santa Clara County in the State of California or in the U.S. District Court for the Northern District of California.  The parties hereto accept the sole and exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding.

18.           Headings; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

19.           Entire Agreement. This Note, together with the Agreement, contains the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Convertible Promissory Note as of the date first written above.

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

By:	/S/ Randall R. Lay
Randall Lay, CEO

NOTICE OF EXERCISE

To:          Universal Access Global Holdings Inc. (the “Company”)

1.             The Holder hereby elects to (check one):

☐     convert the entire outstanding principal and interest, if any, under the attached Convertible Promissory Note dated April     , 2004 issued by the Company in favor of Holder (the “Note”) for                        shares of common Stock of the Company (the “Conversion Shares”) pursuant to the terms of the Note; or

☐     convert that portion of outstanding principal and interest, if any, under the Note equal to $               [insert dollar amount of principal and interest, if any, to be converted] for                  Conversion Shares.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Note.

2.             Upon delivery of the Notice of Exercise and surrender of the Note, the Company shall issue to Holder the Conversion Shares and a Replacement Note, if applicable.

3.             The Conversion Shares to be received by the Holder upon exercise of the Note are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws.  The Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Conversion Shares.  The Holder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Conversion Shares.

4.             The undersigned understands that the Conversion Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances.  In this connection, the Holder represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

5.             The undersigned understands the certificates evidencing the Conversion Shares may bear one or all of the following legends:

(a)           “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE

 SALE OR DISTRIBUTION THEREOF.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b)           Any legend required by applicable state law.

6.             Please issue a certificate or certificates representing said Conversion Shares in [the name of the Holder] [insert other name if not Holder].

7.             The undersigned hereby covenants that he, she or it shall not sell, pledge or otherwise transfer or dispose of any Conversion Shares except in accordance with applicable state and federal securities laws.

HOLDER:

(Print Name of Holder)

By:
Its:
Address:

Dated: